As filed with the Securities and Exchange Commission on April 6, 2022

File No. 333-249539

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

180 Life Sciences Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	90-1890354
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
(650) 507-0669
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

James N. Woody, M.D., Ph.D.
Chief Executive Officer
180 Life Sciences Corp.
3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, CA 94306
(650) 507-0669
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Stephen P. Alicanti, Esq.

DLA Piper LLP (US)
1251 Avenue of Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public. As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☒ (Registration No. 333-249539)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act: ☐

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

ADDITION OF EXHIBIT

This Post-Effective Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-249539) is being filed to include as an exhibit Marcum LLP’s consent to the use of its report dated March 30, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to the consolidated financial statements of 180 Life Sciences Corp. (the “Company”) included in the Annual Report on Form 10-K of the Company as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 in such registration statement and the related prospectus. The report of Marcum LLP was filed in the Prospectus Supplement No. 1 dated April 6, 2022, filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
23.1	Consent of Marcum LLP, independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 6, 2022.

180 LIFE SCIENCES CORP.

Date: April 6, 2022	/s/ James N. Woody
	By:	James N. Woody, Chief Executive Officer (Principal Executive Officer)

Date: April 6, 2022	/s/ Ozan Pamir
	By:	Ozan Pamir, Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 6, 2022.

Signature	Title	Date

/s/ James N. Woody	Chief Executive Officer and Director	April 6, 2022
James N. Woody	(Principal Executive Officer)

/s/ Ozan Pamir	Interim Chief Financial Officer	April 6, 2022
Ozan Pamir	(Principal Financial and Accounting Officer)

*	Co-Executive Chairman and Director	April 6, 2022
Marc Feldmann

*	Co-Executive Chairman and Director	April 6, 2022
Lawrence Steinman

*	Director	April 6, 2022
Larry Gold

*	Lead Director	April 6, 2022
Donald A. McGovern, Jr.

*	Director	April 6, 2022
Pamela G. Marrone

*	Director	April 6, 2022
Francis Knuettel II

*	Director	April 6, 2022
Russell T. Ray

*	Director	April 6, 2022
Teresa DeLuca

*	Pursuant to power of attorney

By:	/s/ Ozan Pamir
Name:	Ozan Pamir
Title:	Attorney-in-Fact

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